Exhibit 8.1

                           WEIL, GOTSHAL & MANGES LLP
                         A LIMITED LIABILITY PARTNERSHIP
                       INCLUDING PROFESSIONAL CORPORATIONS
                                767 FIFTH AVENUE
                               NEW YORK, NY 10153
                                  212-310-8000
                               (FAX) 212-310-8007



                                October 31, 2001


Franklin Resources, Inc.
One Franklin Parkway
San Mateo, California 94403

Ladies and Gentlemen:

           We have acted as counsel to Franklin Resources, Inc. (the "Company") in connection with the preparation and filing of a Registration Statement on Form S-3 (the "Registration Statement") pursuant to the Securities Act of 1933, as amended (the "Securities Act"), relating to the registration for resale under the Securities Act of $877,000,000 aggregate principal amount of the Company's Liquid Yield Option Notes (Zero Coupon - Senior) due 2031 (the "Notes"), which may be converted in certain cases into shares of the Company's common stock, par value $0.10 per share.

           In connection with our opinion we have reviewed the Registration Statement, including the exhibits thereto, and such other documents, records and instruments as we have deemed necessary or appropriate for purposes of this opinion. In such examination, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies and the authenticity of the originals of such latter documents.

           We hereby confirm that, although the discussion set forth in the Registration Statement under the heading "CERTAIN UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS" does not purport to discuss all possible United States federal income tax considerations of the purchase, ownership and disposition of the Notes, in our opinion such discussion constitutes, in all material respects, a fair and accurate summary of the United States federal income tax considerations of the purchase, ownership and disposition of the Notes, based upon current United States federal income tax law. There can be no assurances, however, that any of the opinions expressed therein will be accepted by the Internal Revenue Service or, if challenged, by a court of law.



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Franklin Resources, Inc.
June 27, 2001
Page 2


           This opinion is delivered in accordance with the requirements of Item 601(b)(8) of Regulation S-K under the Securities Act. In rendering our opinion, we have considered the applicable provisions of the Internal Revenue Code of 1986, as amended, Treasury Department regulations promulgated thereunder, pertinent judicial authorities, interpretive rulings of the Internal Revenue Service and such other authorities as we have considered relevant. It should be noted that statutes, regulations, judicial decisions and administrative interpretations are subject to change at any time (possibly with retroactive effect). A change in the authorities or the accuracy or completeness of any of the information, documents, certificates, records, statements, representations, covenants or assumptions on which our opinion is based could affect our conclusions. This opinion is expressed as of the date hereof, and we are under no obligation to supplement or revise our opinion to reflect any changes (including changes that have retroactive effect) in applicable law or any information, document, certificate, record, statement, representation, covenant or assumption relied upon herein that becomes incorrect or untrue.

           This opinion is delivered to you solely for use in connection with the Registration Statement and is not to be used, circulated, quoted or otherwise referred to for any other purpose, or relied upon by any other person, without our express written permission. In accordance with the requirements of
Item 601(b)(23) of Regulation S-K under the Securities Act, we hereby consent to the filing of this opinion as an exhibit to the Registration Statement, and to the reference to our firm in the Registration Statement. In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules or regulations of the Securities and Exchange Commission thereunder.




                                            Very truly yours,

                                            /s/ Weil, Gotshal & Manges LLP